MEDGRUP CORPORATION
                         1824 Woodmoor Drive, Suite 102
                            Monument, Colorado 80132

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                NOVEMBER 30, 2000


     A Special Meeting of Shareholders of MedGrup Corporation, a Colorado corporation (the "Company"), will be held at the Company's executive offices, located at 1824 Woodmoor Drive, Suite 102, Monument, Colorado 80132, phone (719) 481-1500 on November 30, 2000, at 1:00 p.m., Mountain Standard Time, for the following purpose:

     1. To ratify and approve an amendment to the MedGrup Corporation Articles of Incorporation to reclassify 5,000,000 shares of authorized but unissued common stock to preferred stock, par value $.001, which shares shall be blanket preferred shares (which grant the Board of Directors the authority to fix the dividend rights, voting rights and other rights and preferences, to the full extent now or hereafter permitted by law; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Company currently has 50,000,000 authorized shares of common stock. If the proposal is adopted, the authorized capital of the Company will consist of 45,000,000 shares of common stock and 5,000,000 shares of preferred stock.

     Only shareholders of record on the books of the Company at the close of business on November 10, 2000 are entitled to notice of and to vote at the Special Meeting.

     All shareholders are cordially invited and urged to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PRE-ADDRESSED RETURN ENVELOPE IS ENCLOSED FOR THAT PURPOSE. If you attend the meeting, you can revoke your Proxy and vote in person.

     A Proxy Statement explaining the matters to be acted upon at the meeting follows. Please read it carefully.

                                       By Order of the Board of Directors,


                                       Margaret M. Cronin, Secretary
November ____, 2000


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PROXY STATEMENT

                               MEDGRUP CORPORATION

                               Proxy Statement for
                         Special Meeting of Shareholders
                              on November 30, 2000

                 Information Concerning Solicitation and Voting

General

     This Proxy Statement is being furnished in connection with the solicitation of Proxies by the Board of Directors of MedGrup Corporation, a Colorado Corporation (the "Company"), for use at a Special Meeting of Shareholders of the Company to be held at the Company's executive offices, located at 1824 Woodmoor Drive, Suite 102, Monument, Colorado 80132, phone (719) 481-1500 on November 30, 2000 at 1:00 p.m., Mountain Standard Time, and at any and all adjournments of such meeting, for the purposes set forth herein and in the accompanying Notice of Special Meeting. This Proxy Statement and the enclosed form of Proxy are first being sent to shareholders entitled to vote on or about November ___, 2000.

Solicitation

     The cost of the meeting, including the cost of preparing and mailing this Proxy Statement and Proxy, will be borne by the Company. The Company may use the services of its directors, officers, employees and contractors to solicit Proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold common stock of the Company in nominee names to distribute Proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

Voting Rights and Outstanding Stock

     Only holders of record of the Company's common stock, par value $.001 per share, on November 10, 2000 are entitled to receive notice and to vote at the Special Meeting. Each share of common stock is entitled to one vote on each matter voted upon at the Special Meeting. At the close of business on November 10, 2000 there were a total of ___________ shares of common stock outstanding.

     The presence in person or by proxy of not less than a majority of the outstanding common stock will constitute a quorum for the transaction of business at the Special Meeting.

     Brokers who hold Common Stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes on non-routine proposals are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the adoption of the amendment to the Articles of Incorporation or any other matter voted on at the meeting because they will not be counted as votes for or against any matter.

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Revocability of Proxies

     If the enclosed Proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Executed Proxies that contain no instructions will be voted FOR the adoption of the amendment of the Articles of Incorporation reclassifying 5 million shares of common stock as preferred stock.

     Shareholders who execute Proxies for the Special Meeting may revoke their Proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy bearing a later date, or by attending the meeting and voting in person.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

                                   PROPOSAL 1
                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
              TO CREATE A CLASS OF PREFERRED STOCK BY RECLASSIFYING
               FIVE MILLION SHARES OF THE AUTHORIZED COMMON STOCK
                              INTO PREFERRED STOCK

     On October ___, 2000, the Board of Directors unanimously adopted, subject to shareholder approval, a resolution approving an amendment to the Articles of Incorporation of the Company to reclassify 5,000,000 shares of the authorized, but unissued common stock into a class of preferred stock commonly known as blanket shares. A copy of the text of the Amendment is set forth as Exhibit A attached hereto and incorporated herein by reference. The Board of Directors recommends that the shareholders vote in favor of this proposed amendment.

     The Amendment, if adopted, will create a class of 5,000,000 shares of preferred stock. The authorized capital of the Company will not be increased; rather 5,000,000 shares of common stock, currently authorized, but unissued, will be converted into preferred stock. The Amendment further grants the Board of Directors the authority, consistent with Colorado law, to designate different series of preferred stock and to fix the dividend rights, voting rights (which may be greater or lesser than the voting rights of the common stock) and other rights and preferences of the preferred stock, to the fullest extent now or hereafter permitted by law.

     The Company believes that the existence of a class of preferred stock will provide greater flexibility for financing of the Company's activities in the future. The Company has no preferred stock currently authorized. The creation and sale of a class of preferred stock is often beneficial in efforts to raise capital, as an investor can be offered different preferences to that contained in the class of common stock. This flexibility can sometimes make a difference in whether an investor is willing to participate in a financing.

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     The Company is currently negotiating with an investment banking firm for the sale of a not- yet designated class of convertible preferred stock. These discussions are still preliminary and the terms and conditions of the preferred stock have not been finalized. However, it is anticipated that the preferred stock will pay an annual dividend of approximately 8% and contain conversion features permitting it to be converted into common stock at the option of the holder or automatically upon the common stock meeting certain trading price baselines. All of the conditions of this proposed financing are being negotiated and are subject to change. If the proposed Amendment to the Articles of Incorporation is approved AND the negotiations with the investment banking firm culminate in a definitive agreement, the Board of Directors will determine the dividend rights, voting rights, rights and preferences of redemption and liquidation any preferred stock without further shareholder approval.

     Adoption of the proposed Amendment and issuance of preferred stock may subject the holders of the common stock to certain risks. Holders of any preferred stock may be granted preferences on liquidation in the event the Company were dissolved or may receive a preference in payment of dividends. The issuance of preferred stock may also dilute the earnings per share and voting rights of current common stock holders upon conversion of any preferred stock into common stock.

     If the Amendment is adopted, it will become effective upon the filing of the Articles of Amendment to the Articles of Incorporation with the Colorado Secretary of State. The affirmative vote of the holders of a majority of the shares of the common stock of the Company will be required to approve this amendment to the Company's Amended Articles of Incorporation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO RECLASSIFY 5,000,000 SHARES OF COMMON STOCK AS PREFERRED STOCK, THEREBY CREATING A CLASS OF PREFERRED STOCK WITHOUT INCREASING THE AUTHORIZED CAPITAL OF THE COMPANY.

                          TRANSACTION OF OTHER BUSINESS

     The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

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         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's common stock as of November ___, 2000 by: (i) each person known by the Company to be the beneficial owner of more than 5% of its common stock;
(ii) each executive officer of the Company; (iii) each director of the Company; and (iv) all executive officers and directors as a group.

     Unless otherwise indicated in the footnotes to the table, the Company believes each stockholder possesses sole voting and investment power over the shares listed, except for shares owned jointly with that person's spouse.

     The percentage of common stock owned by individuals or entities described in the table is based on 5,541,538 shares of common stock outstanding as November ___, 2000. For purposes of calculating each person's or entity's percentage ownership, stock options or warrants exercisable within 60 days of the date of this proxy are included for that person or entity, but not the stock options or warrants of any other person or entity. Unless otherwise stated, the current address for each beneficial owner is that of the Company, 1824 Woodmoor Drive, Suite 102, Monument, Colorado 80132-9086.

Name and address of
Beneficial Owner                                    Number        Percentage
----------------                                    ------        ----------

Executive Officers and Directors

William D. Cronin(1)                               3,205,500         57.84%
Margaret M. Cronin(1)                                631,000         11.39%
Gary B. Mendenhall(2)                                310,000          5.59%
Terry J. Holmes(3)                                   125,583.4        2.27%
James S. Wantman(4)                                   50,000           *
Elizabeth W. Murdaugh                                 30,000           *
Alan W. Baldwin                                          -0-           *
Jon Brown(5)                                             -0-           *
James Bullard(6)                                       3,500           *


All Directors and Executive
Officers as a Group (7 individuals) (2,3,4)        4,352,083.4       78.54%

---------------------

     *Less than 1%.

     (1) Margaret Cronin is the wife of William Cronin. Each individual disclaims beneficial ownership of shares owned by his or her spouse.

     (2) Includes 310,000 shares immediately issuable upon exercise of an option at a purchase price of $1 per share until 2006. Excludes an additional 190,000 shares underlying an option which has not yet vested.

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     (3) Includes 83,333.4 shares immediately issuable upon exercise of an option at a purchase price of $1.31 per share until 2006. Excludes 416,666.6 shares issuable upon exercise of an option at a purchase price of $1.31 per share. This option vests in equal, semiannual installments of 83,333.4 shares beginning with the six month anniversary of Mr. Holmes employment (August 14, 2000), and continuing each six month interval thereafter.

     (4) Includes 50,000 shares immediately issuable upon exercise of an option at a purchase price of $1.31 per share until 2006. Excludes an additional 50,000 shares underlying an option which vests on January 3, 2001.

     (5) Mr. Brown acted as Vice President of Operations for the Company during a portion of the 2000 fiscal year, but his employment with the Company has been terminated.

     (6) Mr. Bullard served as a director for the Company during a portion of the 2000 fiscal year, but has resigned from the Board.


Changes in Control

     Effective May 12, 1999, the assets and liabilities of MedGrup Development Services, Inc. were merged into the Company, and it commenced operation as MedGrup Corporation. Prior to the merger, MedGrup Development Services, Inc. was a private Colorado corporation owned by William and Margaret Cronin. In connection with the merger, the Company issued 3,154,000 shares of common stock to William Cronin and 631,000 shares to Margaret Cronin. Simultaneous with closing of the merger, Mr. and Mrs. Cronin became officers and directors of the Company. As a result of that transaction, the Company experienced a change in control.

     The Company knows of no other arrangements, including the pledge of any securities, which would result in a change in control.


                       CERTAIN RELATED-PARTY TRANSACTIONS

Merger with MedGrup Development Services, Inc.

     Also in connection with the merger, the Company transferred its assets and liabilities existing prior to the effective date to former officers and directors. It assigned assets consisting of art inventory valued at $2,765 for purposes of that transaction to Bruce Capra, former president, chief executive officer and director of the Company, in consideration of his surrendering 125,000 shares of common stock to the Company. It also assigned assets consisting of a computer and cash valued at $11,223 to Scott Thornock, former vice president and director of the Company, in consideration of his assuming and agreeing to pay all of the liabilities which existed prior to the merger. The Board of Directors of the Company as then constituted considered the foregoing transactions to be no less favorable than could have been obtained from unaffiliated third parties.

     Other related transactions. In connection with the initial capitalization of the Company, Messrs. Thornock and Capra acquired a total of 900,000 shares of common stock of the Company. Mr. Thornock acquired a total of 630,000 shares for a price of $.002 per share, or a total of $1,260, and Mr. Capra acquired a total of 270,000 shares for the same price per share or $540. The shares issued to Messrs. Thornock and Capra on June 30, 1998 were issued in consideration for services rendered to the Company.

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     In conjunction with a subsequent financing conducted by us in April, 1999,
Messrs. Thornock and Capra acquired stock upon the same terms and conditions as other purchasers in the offering. Mr. Thornock acquired 35,000 shares of common stock for a price of $.05 per share, or a total of $1,750 and Mr. Capra acquired 30,000 shares for a purchase price of $1,500. Messrs. Thornock and Capra were the only members of the Board of Directors participating in the decision to issue those shares on behalf of the Company.

     In July, 1998, prior to the merger, the Company entered into a consulting agreement with Scott Thornock whereby he agreed to provide business consulting services to the Company. The services consisted of advice regarding refinement and implementation of the Company's business plan, consultation regarding corporate financing and other management services. Mr. Thornock was paid a total of $20,000 for those services.

     During the year ended December 31, 1999, the Company repaid advances received from Bill Cronin, Chairman of the Board and Chief Executive Officer, totaling $10,287. Furthermore, prior to termination of its status as an "S" corporation for Federal income tax purposes, the Company recorded a distribution payable of $100,000 to Bill and Margaret Cronin, shareholders of MedGrup Development Services. All of that amount was repaid during the current year.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Shareholders who wish to submit a proposal for action at the 2001 Annual Meeting of Shareholders must do so in accordance with the regulations of the Securities and Exchange Commission. In order to be eligible to submit a proposal, a shareholder must own and have owned, for one year prior to the date of the Special meeting, at least 1% or $1,000 in market value of securities entitled to be voted on the proposal, and must continue to hold such securities through the date of the meeting. For proposals to be considered for inclusion in the Proxy Statement for the 2001 Annual Meeting, they must be received by the Company no later than January 15, 2001. It is anticipated that the next annual meeting will be held on or about May, 2001. Such proposals should be directed to MedGrup Corporation, 1824 Woodmoor Drive, Suite 102, Monument, Colorado 80132,
Attention: Margaret M. Cronin, Secretary.

                                        BY ORDER OF THE BOARD OF DIRECTORS:



                                        Margaret M. Cronin, Secretary




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


                                    EXHIBIT A
                      PROPOSED AMENDMENT TO ARTICLE III OF
                            ARTICLES OF INCORPORATION
                             OF MEDGRUP CORPORATION

     Article III shall be amended and restated in its entirety as follows:

     Capital Structure.
     ------------------

     Section 1. Authorized Capital. The total number of shares of all classes which the Corporation shall have authority to issue is 50,000,000, of which 5,000,000 shall be Preferred Stock, $.001 par value per share and 45,000,000 shall be Common Stock, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

     Section 2. Preferred Stock. The Corporation, by resolution of its Board of Directors, may divide and issue the Preferred Stock in series. Preferred Stock of each series, when issued, shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Stock into series and to fix and determine the relative rights and preferences of the stock of any such series so established to the full extent permitted by these Amended Articles of Incorporation and the Colorado Business Corporation Act in respect to the following:

          A. The number of shares to constitute such series, and the distinctive designations thereof;

          B. The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

          C. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          D. The amount payable upon shares in event of involuntary liquidation;

          E. The amount payable upon shares in event of voluntary liquidation;

          F. Sinking fund or other provisions, if any, for the redemption or purchase of shares;

          G. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

          H. Voting powers, if any; and

          I. Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

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


     Section 3. Common Stock.

          A. The rights of holders of Common Stock to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Stock.

          B. The holders of the Common Stock shall be entitled to one vote for each Common Share held by them of record at the time for determining the holders thereof entitled to vote.









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


                                      PROXY

                               MEDGRUP CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS

                                November 30, 2000
                                    1:00 P.M.

     The undersigned hereby appoints Terry Holmes or William Cronin, or either of them, with full power of substitution, to act as Proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Special meeting of the Company's stockholders to be held at the Company's executive offices, located at 1824 Woodmoor Drive, Suite 102, Monument, Colorado 80132, phone (719) 481-1500 on November 30, 2000, at 1:00 p.m., Mountain Standard Time.

     This proxy is revocable and will be voted as directed, but if you do not provide instructions, this proxy will be voted FOR Proposal 1. If any other business is presented at the Special meeting, including whether or not to adjourn the meeting, this proxy will be voted by the Proxy in accordance with his judgment of the best interests of the Company and its stockholders.

     So that your vote may be represented at the Special meeting, please complete and sign this proxy as soon as possible. You may return this proxy in the enclosed postage-paid envelope or you may fax it to the Company at (719) 481-1525.

The Board of Directors recommends a vote FOR adoption of the Amendment to the Articles of Incorporation reclassifying 5,000,000 shares of common stock as preferred stock.

     [X] Please indicate your votes by placing and "X" in the corresponding box.


               ADOPTION OF AMENDMENT TO ARTICLES OF INCORPORATION
                                  (Proposal 1)

Indicate your vote with respect to adoption of the proposed amendment to the Articles of Incorporation.

     [  ] FOR the proposed amendment to the Articles of Incorporation

     [  ] AGAINST the proposed amendment to the Articles of Incorporation

     [ ] ABSTAIN with respect to the proposed amendment to the Articles of Incorporation

     The undersigned acknowledges receipt from the Company of (1) the Notice of Special Meeting of Stockholders dated November __, 2000, and (2) the Proxy Statement dated November __, 2000.


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Signature of Stockholder or Authorized Person:

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Title (if applicable):

Date:
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INSTRUCTIONS: If you are signing as an individual, please sign exactly as your name appears in the box below. If you are signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other authorized person, please give your full title. If shares are held jointly, either stockholder may sign but only one signature is required.

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